Exhibit 3(i).1
                            ARTICLES OF INCORPORATION
                                       OF
                             Earth Industries, Inc.
                                   (OF TEXAS)

                                   ARTICLE ONE
                      Name, Purpose and Period of Duration

Section 1. The name of the corporation is Earth Industries, Inc.

Section 2. The period of its duration is perpetual.

Section 3. The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


                                   ARTICLE TWO
                      The Capital Shares of the Corporation

Section 1. The terms Shares and Stock shall, unless the context indicates otherwise, be used interchangeable to mean Shares of Stock in this Corporation.

Section 2. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

Section 3. The Corporation shall be authorized to issue the following classes of stock in such series thereof as the Board of Directors shall determine: Class A Common Voting Equity Stock: 100,000,000 Shares: Par Value $.001; and such shares to carry the short title "Common" Shares.

Section 4. The Board of Directors shall be vested with authority to establish, within each Class Stock, such Series as it may deem appropriate, by fixing and determining the preferences, limitations and relative rights, including, without limitation, rights to convert to other classes or series of shares, specific equity, income and voting rights, and rights to representation by class or series on the Board of Directors for general or specific purposes.

Section 5. No Shares of Stock shall carry and no shareholder shall possess or enjoy any preemptive rights to acquire additional or treasury shares of the Corporation.

Section 6. No Shares of Stock shall carry and no shareholder shall possess or enjoy any cumulative voting rights in the election of Directors of the Corporation.

                                                          Earth Industries, Inc.
                                                       ARTICLES OF INCORPORATION
                                                           August 7, 1996 Page 2

                                  ARTICLE FOUR
                       Initial and Transitional Provisions

Section 1. The initial and current Registered Agent/Office of the Corporation shall be DAN SIFFORD, 3131 Southwest Freeway, Number 42, Houston TX 77098.

Section 2. The number of directors constituting the Initial Board of directors shall be two or more. The Attorney/Incorporator shall serve as Sole Initial Interim Director until the Next Meeting of Shareholders or until his successors are elected and qualified: WILLIAM STOCKER, ATTORNEY AT LAW, 219 Broadway, Suite 261, Laguna Beach CA 92651.

Section 3. The name and address of the incorporator is: WILLIAM STOCKER, ATTORNEY AT LAW, 219 Broadway, Suite 261, Laguna Beach CA 92651.


                                  ARTICLE FIVE
                           Amendment of These Articles

      These Articles of Incorporation, including and Restatement thereof and Amendments thereto which shall have been duly adopted and filed, may be amended or further amended in any manner consistent with Article 9.10 of the Texas Business and Corporations Act, including without limitation, by action without meeting, prior notice or vote, upon written consent setting forth such action, signed by the holders of shares having not less that the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote were present and voted.


           Dated and signed this day August 7, 1996.





                                 WILLIAM STOCKER
                                 Attorney at Law
                                  INCORPORATOR


                                       84